As filed with the Securities and Exchange Commission on November 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-0862768 (I.R.S. Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of Principal Executive Offices)	78216-6999 (Zip Code)

Tesoro Petroleum Corporation Amended and Restated
Executive Long-Term Incentive Plan

Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan

(Full title of the plan)

James C. Reed, Jr., Esq.
Executive Vice President and
General Counsel
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
(Name and address of agent for service)

(210) 828-8484
(Telephone number, including area code, of agent for service)

With Copy to:
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
Attention: Michael W. Conlon

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to	maximum offering	aggregate offering	Amount of
to be registered	be registered	price per share(2)	price(2)	registration fee
Common Stock $.16⅔ par value	2,150,000 shares(1)	$ 29.67	$ 63,790,500	$ 8,082.26

(1)	Represents 2,000,000 shares added to the Amended and Restated Executive Long-Term Incentive Plan, as amended (the “Incentive Plan”), by an amendment thereto and 150,000 shares added to the 1995 Non-Employee Director Stock Option Plan, as amended (the “Director Plan”), by an amendment thereto, in both cases as approved at the Company’s Annual Meeting of Stockholders held on May 11, 2004. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the Incentive Plan and the Director Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on November 16, 2004.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS
SIGNATURES
POWER OF ATTORNEY
3rd Amendment to Amended/Restated Executive Long-Term Incentive Plan
Amendment to Non-Employee Director Stock Option Plan
Opinion and Consent of James C. Reed, Jr.
Consent of Deloitte & Touche LLP

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which registration statements on this Form (Registration No. 333-112427 and Registration No. 333-39070, the “Earlier Registration Statements”) relating to the Tesoro Petroleum Corporation Amended and Restated Long Term Incentive Plan and the Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan have been filed. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference.

ITEM 8. EXHIBITS

Exhibit
Number		Description of Exhibit
4.1	—	Form of Coastwide Energy Services Inc. 8% Convertible Subordinated Debenture (incorporated by reference herein to Exhibit 4.3 to Post-Effective Amendment No. 1 to Registration Statement No. 333-00229).

4.2	—	Debenture Assumption and Conversion Agreement dated as of February 20, 1996, between the Company, Coastwide Energy Services Inc. and CNRG Acquisition Corp. (incorporated by reference herein to Exhibit 4.4 to Post-Effective Amendment No. 1 to Registration Statement No. 333-00229).

4.3	—	Indenture, dated as of November 6, 2001, between Tesoro Petroleum Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference herein to Exhibit 4.8 to Registration Statement No. 333-75056).

4.4	—	Form of 9⅝% Senior Subordinated Notes due 2008 and 9⅝% Senior Subordinated Notes due 2008, Series B (incorporated by reference herein to Exhibit 4.7 to Registration Statement No. 333-92468).

4.5	—	Indenture, dated as of April 9, 2002, between Tesoro Escrow Corp. and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.9 to Registration Statement No. 333-84018).

4.6	—	Supplemental Indenture, dated as of May 17, 2002, among Tesoro Escrow Corp., Tesoro Petroleum Corporation, the subsidiary guarantors and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.10 to Registration Statement No. 333-92468).

4.7	—	Form 9⅝% Senior Subordinated Notes due 2012 (incorporated by reference herein to Exhibit 4.10 to Registration Statement No. 333-84018).

4.8	—	Credit and Guaranty Agreement related to Senior Secured Term Loans Due 2008, dated as of April 17, 2003, among Tesoro Petroleum Corporation, certain subsidiary guarantors, Goldman Sachs Credit Partners L.P., as Administrative Agent, and Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent (incorporated by reference herein to Exhibit 4.11 to Registration Statement No. 333-105783).

Exhibit
Number		Description of Exhibit
4.9	—	Pledge and Security Agreement related to Senior Secured Term Loans Due 2008 and 8% Senior Secured Notes due 2008, dated as of April 17, 2003, among Tesoro Petroleum Corporation, certain subsidiary guarantors and Wilmington Trust Company, as Collateral Agent (incorporated by reference herein to Exhibit 4.12 to Registration Statement No. 333-105783).

4.10	—	Collateral Agency Agreement related to Senior Secured Term Loans Due 2008 and 8% Senior Secured Notes due 2008, dated as of April 17, 2003, among Tesoro Petroleum Corporation, certain subsidiary guarantors, Goldman Sachs Credit Partners L.P., The Bank of New York Trust Company and Wilmington Trust Company (incorporated by reference herein to Exhibit 4.13 to Registration Statement No. 333-105783).

4.11	—	Control Agreement related to Senior Secured Term Loans due 2008 and 8% Senior Secured Notes due 2008, dated as of May 16, 2003, among Tesoro Petroleum Corporation, Wilmington Trust Company, as Collateral Agent, and Frost Bank, as Depositary Agent (incorporated by reference herein to Exhibit 4.14 to Registration Statement No. 333-105783).

4.12	—	First Amendment, dated as of March 15, 2004, to the Credit and Guaranty Agreement of the Senior Secured Term Loans Due 2008, among Tesoro Petroleum Corporation, certain subsidiary guarantors, Goldman Sachs Credit Partners L.P., as Administrative Agent, and Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent (incorporated by reference herein to Exhibit 4.1 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, File No. 1-3473).

4.13	—	First Supplemental Indenture to the 8% Senior Secured Notes due 2008, dated as of June 23, 2004, among Tesoro Petroleum Corporation and The Bank of New York, as Trustee (incorporated by reference herein to Exhibit 4.2 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, File No. 1-3473).

4.14	—	Copy of the Company’s Amended and Restated Executive Long-Term Incentive Plan, as amended through May 25, 2000 (incorporated by reference herein to Exhibit 99.1 to the Company’s Registration Statement No. 333-39070 filed on Form S-8).

4.15	—	Amendment to the Company’s Amended and Restated Executive Long-Term Incentive Plan effective as of June 20, 2002 (incorporated by reference herein to Exhibit 10.32 to the Company’s Registration Statement No. 333-92468 filed on Form S-4).

*4.16	—	Third Amendment to the Company’s Amended and Restated Executive Long-Term Incentive Plan effective as of May 11, 2004.

4.17	—	Copy of the Company’s Amended and Restated 1995 Non-Employee Director Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, File No. 1-3473).

4.18	—	Amendment to the Company’s Amended and Restated 1995 Non-Employee Director Stock Option Plan effective as of June 20, 2002 (incorporated by reference herein to Exhibit 10.41 to the Company’s Registration Statement No. 333-92468 filed on Form S-4).

*4.19	—	Amendment to the Company’s 1995 Non-Employee Director Stock Option Plan effective as of May 11, 2004.

Exhibit
Number		Description of Exhibit
*5.1	—	Opinion of James C. Reed, Jr., General Counsel of the Company, as to the legality of the securities being registered.

10.1	—	Third Amended and Restated Credit Agreement, dated as of May 25, 2004, among the Company, Bank One, N.A. (the administrative agent) and a syndicate of banks, financial institutions and other entities (incorporated by reference herein to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, File No. 1-3473).

10.2	—	Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated as of September 29, 2004 among the Company, Bank One, N.A. (the administrative agent) and a syndicate of banks, financial institutions and other entities (incorporated by reference herein to Exhibit 10.1 to Form 8-K filed on September 30, 2004, File No. 1-3473).

10.3	—	Affirmation of Loan Documents dated as of September 29, 2004, by and between the Company, certain of its subsidiary parties thereto and Bank One, N.A. as administrative agent (incorporated by reference to Exhibit 10.2 to Form 8-K filed on September 30, 2004, File No. 1-3473).

*23.1	—	Consent of Deloitte & Touche LLP.

*23.2	—	Consent of James C. Reed, Jr., General Counsel of the Company (included in his opinion filed as Exhibit 5.1).

*24.1	—	Powers of Attorney of certain officers and directors of Tesoro Corporation and other Registrants (included on the signature pages hereof).

* Filed herewith

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on November 22, 2004.

TESORO CORPORATION
/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce A. Smith, James C. Reed, Jr. and Charles S. Parrish, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ BRUCE A. SMITH Bruce A. Smith	Chairman of the Board of Directors, Director, President and Chief Executive Officer (Principal Executive Officer)	November 22, 2004

/s/ GREGORY A. WRIGHT Gregory A. Wright	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 22, 2004

/s/ OTTO C. SCHWETHELM Otto C. Schwethelm	Vice President and Controller (Principal Accounting Officer)	November 22, 2004

SIGNATURE	TITLE	DATE
/s/ STEVEN H. GRAPSTEIN Steven H. Grapstein	Lead Director and Director	November 22, 2004

/s/ WILLIAM J. JOHNSON William J. Johnson	Director	November 22, 2004

/s/ A. MAURICE MYERS A. Maurice Myers	Director	November 22, 2004

/s/ DONALD H. SCHMUDE Donald H. Schmude	Director	November 22, 2004

/s/ PATRICK J. WARD Patrick J. Ward	Director	November 22, 2004

/s/ ROBERT W. GOLDMAN Robert W. Goldman	Director	November 22, 2004